 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2016 (May 18, 2016)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on February 23, 2016, Ascent Solar Technologies, Inc. (the “Company”), received a notification from The NASDAQ Stock Market LLC (“NASDAQ”) stating that NASDAQ had determined to delist shares of the Company’s common stock from NASDAQ. Since February 25, 2016 the Company’s common stock has been suspended from trading on NASDAQ and has been instead traded on the OTCQB Venture Market, operated by OTC Markets Group Inc.

Following the expiration of all appeals periods, on May 18, 2016, NASDAQ announced they will file a Form 25 with the SEC. The Form 25 would take effect in 10 days and would complete the NASDAQ delisting process. The Form 25 will have no impact on the trading of the Company’s common stock which will continue to trade on the OTCQB Venture Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 19, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer